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                                                                      EXHIBIT 5

                              THE HOME DEPOT, INC.
                             2455 PACES FERRY ROAD
                             ATLANTA, GA 30339-4024


                               November 12, 2003

Board of Directors
The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia 30339

         Re: The Home Depot, Inc., Registration Statement on Form S-8 for The Home Depot, Inc. Restated and Amended Employee Stock Purchase Plan (the "Registration Statement")

Ladies and Gentlemen:

         In connection with the registration of 15,000,000 shares of the Common Stock, par value $.05 per share (the "Securities"), of The Home Depot, Inc. (the "Company"), issuable under The Home Depot, Inc. Restated and Amended Employee Stock Purchase Plan (the "ESPP"), I have examined the following:

         1. A copy of the Registration Statement to be filed with the Securities and Exchange Commission and the Exhibits to be filed with and as a part of said Registration Statement; and

         2. Copies of the minutes of meetings and/or consents of the stockholders and Board of Directors of the Company or committees thereof, deemed by me to be relevant to this opinion.

         Based on the foregoing, it is my opinion that the Securities are duly authorized and, when issued against payment of the purchase price therefor as specified in the ESPP, will be validly issued, fully paid, non-assessable and free of preemptive rights.

         I consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,




                                                 /s/ Laura Lynn Smith, Esq.


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